Exhibit 107
Calculation of Filing Fee Tables
FORM
S-8
(Form Type)
enCore Energy Corp.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, without par value	Other	18,118,041 (2)	$2.48 (3)	$44,932,742 (3)	0.0001531	$6,879.20

Equity	Common Stock, without par value	Other	355,000 (4)	$3.68 (5)	$1,306,400 (5)	0.0001531	$200.01

Total Offering Amounts					$46,239,142		$7,079.21

Total Fee Offsets							$ —

Net Fee Due							$7,079.21

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form
S-8
(the “Registration Statement”) to which this exhibit relates shall also cover any additional shares of the common stock of enCore Energy Corp. (the “Company,” and such shares, “Company Common Stock”) that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of Company Common Stock.

(2)	Represents shares of Company Common Stock reserved for future issuance under the 2024 Long Term Incentive Plan (the “Plan”).

(3)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rules 457(c) and 457(h) promulgated thereunder. The offering price per unit is the average of the high and low prices of shares of Company Common Stock as reported on the NASDAQ Capital Market on February 28, 2025.

(4)	Represents 355,000 shares of Company Common Stock issuable pursuant to 355,000 options granted under the Plan with a weighted average exercise price of $3.68.

(5)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rule 457(h)(1) promulgated thereunder. The offering price per unit is the weighted average exercise price of the options granted under the Plan.